SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

UnumProvident Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	62-1598430 (I.R.S. Employer Identification No.)

1 Fountain Square
Chattanooga, Tennessee 37402
(Address and Zip Code of Principal Executive Offices)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.    ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-43808

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.250% Public Income NoteES (PINES® ) due 2032	New York Stock Exchange

Securities registered pursuant to Section 12(g) of the Act:

None
(Title of class)

ITEM 1.    DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The description of the 7.250% Public Income NotES due 2032, of UnumProvident Corporation (the “Company”) registered hereby is incorporated herein by reference to (i) the section captioned “Description of Debt Securities” in the Company’s Registration Statement on Form S-3, as filed with the Securities and Exchange Commission (the “Commission”) on August 15, 2000 (File No. 333-43808), and as amended by Amendment No. 1 thereto, as filed with the Commission on August 29, 2000 and (ii) the section captioned “Description of the PINES” in the Prospectus Supplement, dated June 18, 2002 to the Company’s Prospectus, dated September 1, 2000.

ITEM 2.    EXHIBITS

1.
Form of Indenture, between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3, as filed with the Commission on August 15, 2000).

2.
Third Supplemental Indenture, dated as of June 25, 2002, between the Company and JPMorgan Chase Bank, as Trustee (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, as filed with the Commission on June 25, 2002).

3.
Form of the Company’s 7.250% Public Income NotES (PINES®) due 2032 (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, as filed with the Commission on June 25, 2002).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

UnumProvident Corporation (Registrant)

Date: June 25, 2002	By:	/s/ SUSAN N. ROTH
Name: Susan N. Roth Title: Vice President, Corporate Secretary and Assistant General Counsel

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